EXHIBIT 10.23 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                [Execution Copy]

                              AMENDED AND RESTATED
                         RESEARCH AND LICENSE AGREEMENT
                                   "PSORIASIS"


     THIS AMENDED AND RESTATED AGREEMENT is made January 5, 1996, amending and restating the Agreement originally effective January 1, 1994 (the "Effective Date")

BETWEEN:

          YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM of 46 Jabotinsky Street, Jerusalem, Israel ("Yissum")

AND:

          SUGEN, INC. of 515 Galveston Drive, Redwood City, CA 94063-4720, USA ("Sugen")

WHEREAS:

          Sugen wishes to finance research and development which is being, and will be, carried out and conducted (i) at the Hebrew University of Jerusalem under the supervision of Professor Alexander Levitzki (the "Researcher") and (ii) at Related Institutions (as hereinafter defined) with regard to the Research (as hereinafter defined);

AND WHEREAS:

          Yissum is the exclusive representative of the University and of the Researcher in all respects relating to the Research and/or this Agreement and all rights whatsoever in the Research and/or the results thereof shall belong to Yissum, subject to the terms of this Agreement;

AND WHEREAS:

          Yissum has filed patent applications relating to the above, as detailed in Appendix A to this Agreement;


                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                  1.

AND WHEREAS:

          Yissum agrees to procure the performance of the Research in accordance with the terms and conditions of this Agreement and procure the performance of the University, the Researcher and any Related Institutions in accordance with the terms and conditions of this Agreement;

AND WHEREAS:

          Sugen wishes to obtain a license from Yissum for the commercial development, production and marketing of Products based on the Proprietary Rights as defined below and/or the results thereof and/or deriving therefrom, subject as provided below in this Agreement;

AND WHEREAS:

          Yissum agrees to grant Sugen a license in accordance with and subject to the terms and conditions of this Agreement;

ACCORDINGLY, IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

RECITALS AND DEFINITIONS

1.   (a)  The recitals hereto constitute an integral part hereof.

     (b) In this Agreement the following expressions shall have the meanings appearing alongside them, unless the context otherwise requires.

          "AFFILIATE" - means a person or entity that, directly or  indirectly,
          through one    or more intermediaries, controls, is controlled by, or
          is under common control with the entity specified. For purposes of this definition, control shall mean (i) the direct or indirect ownership of at least twenty percent of the stock entitled to vote for the election of directors of such entity; or (ii) a twenty percent or greater ownership interest in the profits of such entity; or (iii) in the case of a special purpose research and development entity formed to fund, in whole or in part, the Research hereunder, the right or option to acquire directly, or indirectly through one or more intermediaries, the interest of such entity in the Proprietary Rights, Products and Research referred to in this Agreement. This definition shall be subject to the understanding that if a research and development entity should at any time be an Affiliate it shall remain an Affiliate thereafter and that a research and development entity shall only be an Affiliate if it is sublicensed by SUGEN under this Agreement and has agreed to be bound by the appropriate obligations of this Agreement with respect to any such sublicense.


                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                  2.

          "AGREEMENT" - means this agreement (together with all the appendices and annexes hereto), as the same may be amended and restated.

          "COMPANY" - means Sugen together with its Affiliates.

          "CONSIDERATION" - has the meaning set forth in Section 3(a) of this Agreement.

          "EFFECTIVE DATE" - means January 1, 1994.

          "FIELD" - means the prevention, mitigation, treatment, cure or diagnosis of [

                                       ]

          "FDA" - means the Food and Drug Administration of the United States of America.

          "HUJ COMPOUNDS" - means any compound useful in the Field discovered by the Researcher, and/or students or employees of the University under the guidance of or in connection or collaboration with the Researcher, and/or a Related Institution, which discovery either was [


                                                               ]

          "HSC" - means the Hospital for Sick Children, an institution existing under the laws of Toronto, Ontario, Canada and having a place of business at 555 University Avenue, Toronto, Ontario M5G 1X8, Canada.

          "KNOW-HOW" - means any information or materials useful in the Field discovered, developed or acquired by or on behalf of students or employees of the University and/or any Related Institution, including the Researcher, and under the guidance of, or in connection or collaboration with, the Researcher, during the term and in the course of the Research. For the avoidance of doubt any research done under the auspices of the University, but not done under the guidance of or in connection or collaboration with the Researcher shall not be governed by this Agreement.

          "LICENSE" - has the meaning set forth in Section 4 of this Agreement.

          "MEDICINAL COMPOUND" - means a compound or a modification, analog or derivative of a compound originally discovered outside of the Research, which compound, modification, analog or derivative is made by the Researcher and/or students or employees of the University and/or a Related Institution under the guidance of or in connection or collaboration with the Researcher.

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 3.

          "MPI" - means collectively, MAX-PLANCK-GESELLSCHAFT zur Foerderung der Wissenschaften e.V., located in Residenzstrasse la, W-8000 Muenchen 2; MAX-PLANCK-INSTITUT fur Biochemie, Abteilung Molekularbiologie located in Am Klopferspitz 18a, W-8033 Martinsried; MAX-PLANCK-INSTITUT fur Physiologische und Klinische Forschung located in ParkstraBe 1,61231 Bad Nauheim; and GARCHING INSTRUMENTE Gesellschaft zur industiellen Nutzung von Forschungsergebnissen m.b.H. located in Koeniginstrasse 19, W-8000 Muenchen 22.

          "NET SALES" - means all amounts in respect whereof invoices are issued and paid in connection with the sale of Products or Medicinal Compounds, respectively, for use in the Field to any person or entity, other than sales between Sugen and an Affiliate of Sugen, after deduction of all the following to the extent applicable to such sale:
          [



                    ]

          "NYU"- means New York University, a university corporation organized and existing under the laws of the State of New York and having a place of business at 70 Washington Square South, New York, New York 10012.

          "PATENT RIGHTS" - means the University's and Yissum's share in the patents and patent applications listed in Appendix A and in any other United States or Foreign patent application and any divisions, continuations, in whole or in part, reissues, renewals and extensions thereof, and patents issuing thereon:

               (i) which claim inventions covered by the patents and patent applications listed in Appendix A which Appendix the parties believe to be, but may not be, a complete list of the applicable patents and patent applications; or

               (ii) which claim inventions useful in the Field that are made, in whole or in part, [


                                                            ] which are based on
               or arise from the Research.

          "PERIODIC REPORT" - has the meaning set forth in Section 7(g) of this Agreement.

          "PRODUCT" - means [
                                                                          ]

          "PROPRIETARY RIGHTS" - means all Know-How and Patent Rights.

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 4.

          "RELATED INSTITUTION" - means any institution with which Yissum or the University has entered into a cooperation agreement with respect to the subject matter of this Agreement, [

                                 ]

          "RESEARCH" - means the research and development in the Field which is being carried out and conducted during the Research Period under the direction of or in connection or collaboration with the Researcher, and/or by a Related Institution, including but not limited to the discovery, synthesis and testing of novel compounds.

          "RESEARCH PERIOD" - means the period beginning January 1, 1994 and ending on September 30, 1997 and any extension thereof pursuant to the terms of this Agreement.

          "RESEARCHER" - has the meaning set forth on page one of this Agreement.

          "SCIENTIFIC REPORT" - has the meaning set forth in Section 2(e) of this Agreement.

          "SUBLICENSE" - has the meaning set forth in Section 6 of this Agreement.

          "TERRITORY" - means all the countries of the world.

          "UNIVERSITY" - means the Hebrew University of Jerusalem and/or each of its adjuncts and/or branches.

          "WORK PLAN" - means each of the periodic work plans described in
          Section 2(b).

          "YISSUM" - has the meaning set forth on page one of this Agreement.

THE RESEARCH AND ITS PERFORMANCE

2. (a) Sugen hereby undertakes to finance performance of the Research and Yissum takes it upon itself to procure the Research's performance in the University, all as provided below in this Agreement.

     (b) Yissum hereby agrees to procure the production of Work Plans, and the Research's performance in accordance with each Work Plan, in accordance with this Agreement. Yissum shall cause the Researcher to produce a Work Plan, in form and substance reasonably satisfactory to Sugen, for each twelve-month period (or lesser period or periods if agreed between the parties) during the Research Period prior to the performance of services thereunder and in no event later than the date of October 1 (or, if earlier, the date that is the last day of any agreed to Work Plan) during each year during the Research Period.
          Each Work Plan will set forth goals, objectives and a time line and will include, without

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                5.

          limitation, priorities and guidelines in connection with the Research to be performed.

     (c) Sugen may apply to Yissum for an extension of the Research Period for a further period of one year, provided that written notice thereof is given to Yissum [
                     ] The parties shall decide between them by agreement negotiated in good faith the amount of the reasonable supplemental finance payable by Sugen during the extension pursuant to this section, Yissum may request an extension to the Research Period for a
          further period of [       ] by notice to Sugen at least [       ]
          prior to the expiration of the Research Period. Such extension shall not require Sugen to remit any funds to Yissum for such period.

     (d) If the Research Period is extended pursuant to the provisions of Subsection (c) above, the provisions of this Agreement shall apply to the additional period.

     (e) Yissum shall cause the Researcher to provide Sugen with written reports detailing the results and conclusions of the Research (each a "Scientific Report"), no later than the end of each six month period during the Research Period. Sugen may obtain interim written reports from the Researcher as Sugen may reasonably request. For the avoidance of doubt, it is hereby expressed that this Agreement in general and this section in particular shall not constitute an obligation and/or confirmation on the part of Yissum that any specific results and/or conclusions will be achieved in consequence of the Research's performance and/or that a product may be developed as a result of the Research.

     (f) Sugen may at any time during the Research Period obtain in writing any information relating to the Research's performance from Yissum, including plans and documents relating thereto. Sugen's representative may attend the site where the Research is being carried out, provided that the time of his attendance is first coordinated with Yissum and the Researcher. In addition, Yissum shall cause the Researcher to be available, at Sugen's principal place of business or such other location as may be mutually agreeable, for at least two face-to-face meetings with Sugen per twelve-month period to discuss and report on the Research. Sugen shall reimburse the Researcher for reasonable expenses that he may incur in attending such meetings upon presentation of appropriate receipts therefor. In connection with the third twelve-month period under this Agreement, the first such face-to-face meeting shall occur in February of 1996.

     (g) Yissum shall supply Sugen and its Affiliates with sufficient quantities of HUJ Compounds or leads for research and development purposes as Sugen shall reasonably request during the Research Period.

     (h) Performance of the Research may be performed in cooperation with the Related Institutions in accordance with an appropriate cooperation agreement between

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                6.

          Yissum and the Related Institution, which agreement shall be subject to the consent of Sugen which consent shall not be unreasonably withheld. Yissum shall cause each Related Institution to fully perform all of such Related Institution's obligations (including without limitation as to matters of confidentiality) under such cooperation agreement and consistent with the terms and conditions of this Agreement.

FINANCE OF THE RESEARCH

3. (a) In consideration for the performance of the Research and in order to finance it, Sugen undertakes to pay Yissum the amount detailed in the consideration appendix annexed hereto as an integral part hereof and marked as Appendix B (hereinafter referred to as "the Consideration"). The Consideration shall be paid to Yissum at the times and in the installments and in accordance with the other terms and conditions detailed in Appendix B. (Yissum's disbursement to any Related Institution of any amounts received by Yissum pursuant to this section shall be as reasonably directed by the Researcher and in accordance with the Work Plan.)

     (b) It is agreed between the parties that the provisions of this Agreement shall not prevent Yissum and/or the University and/or the Researcher from obtaining further finance from other entities for the Research, provided that such other entities shall not be granted rights in the Research prejudicing or limiting the rights granted to Sugen in accordance herewith.

     (c) Should the Research Period be extended as detailed in Section 2 above and/or for any other reason, the parties shall determine by agreement the supplemental finance for the period of the extension and such reasonable supplement shall be added to the Consideration. The terms and conditions of this Agreement shall apply MUTATIS MUTANDIS to the supplemental Consideration.

THE LICENSE

4. Yissum hereby grants and Sugen hereby accepts from Yissum an exclusive license in the Territory, with the right to sublicense, to practice the Proprietary Rights to discover, develop, make, have made, use or sell Products subject always to and in accordance with the terms and conditions hereof (the "License").

TERM OF THE LICENSE

5. The License shall be effective as of the Effective Date. Unless otherwise terminated as provided in Section 15, the License shall expire, on a Product by Product and country by country basis, (i) [
       ] the last to expire of the relevant patents containing a valid claim covering a Product in a country, or (ii) if no patent should issue
     containing a valid claim covering a Product in a country, [              ]
     the first

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 7.

     commercial sale of the Product in such country. After termination of the License pursuant to this Section 5 in respect of a Product in a country, Sugen shall have a fully paid up right and license to continue to practice the Proprietary Rights to discover, develop, make, have made, use and sell such Product in such country.

SUBLICENSES

6. (a) Sugen shall be entitled to grant sublicenses under the License (each a "Sublicense) on terms and conditions in compliance with the terms and conditions of this Agreement to third parties, subject to the following conditions:

          (i) Each Sublicense granted hereunder shall be subject and subordinate to the terms and conditions of this Agreement and a copy shall be provided to Yissum;

          (ii) Subject to the last sentence of this Subsection (a), the sublicense shall expire automatically on the termination of the License pursuant to Section 15(c) because of a material breach or default by Sugen;

          (iii)     Any sublicensee of Sugen [



                                                    ] and

          (iv) Both during the term of the Sublicense and thereafter the sublicensee shall be bound by a confidentiality obligation similar to that imposed on Sugen in Section 11 below.

          In the event that the License is terminated under Section 15 or otherwise, any Sublicense granted by Sugen under the License and any further sublicenses thereunder shall, upon the written request of such sublicensee, remain in full force and effect, provided that [


                                                                 ]

     (b)  If Sugen should grant a Sublicense to any third party, Sugen will pay
          to Yissum [              ] of any sublicense fee or any other
          consideration (except for royalties which will be paid as detailed in Section 7 below) that Sugen may receive for the Sublicense of a Product [



                                                                           ]
          PROVIDED, HOWEVER, that if Sugen is required to make a payment to any third party, other than MPI, NYU, or HSC, in connection with the subject matter of such Sublicense, then the

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                8.

          amount payable to Yissum shall be reduced by [                      ]
          but in no event shall Yissum receive less than [            ] and
          PROVIDED, FURTHER, that if Sugen is required to make a payment to
          MPI and/or NYU and/or HSC in connection with the subject matter of
          such Sublicense, then the [              ] share of any such
          Sublicense fee or other consideration that would otherwise be payable
          to Yissum shall be [                                         ]  Such
          payment will be made to Yissum within [                 ] from the
          date that it is received by Sugen. The Company will provide Yissum with reasonable documentation regarding [

                                  ]

     (c) If Sugen should grant a Sublicense as detailed above, and, as part of such Sublicense, Sugen should receive any funds designated for research and development purposes with respect to a Product, Sugen
          will pay to Yissum [                                           ] to be
          used by Yissum solely for performance of the Research at the University.

     (d) The sublicensee shall agree to indemnify Yissum in a manner substantially similar to the indemnification provisions in Section 14 of this Agreement.

CONSIDERATION

7. As additional consideration for the grant of the License and during the term provided in Section 5 with respect to each Product hereunder, the Company shall pay to Yissum:

     (a)  A royalty of [            ] of the Net Sales by Sugen and its
          sublicensees of a Product which is covered by a valid claim of an issued patent on a Product by Product and country by country basis; PROVIDED, HOWEVER, that if Sugen or its sublicensees are required to pay royalties to a third party other than MPI, NYU or HSC in order to make, use or sell any Product, Sugen shall be entitled to set off [
                                                     ] against royalties due to
          Yissum with respect to such Product, but in no event shall the
          royalties due under this section be less than [             ] except
          as set forth in Subsection (c) below; and

     (b)  (i)  A royalty of [           ] of Net Sales of a Product by Sugen and
          its sublicensees that is covered by Proprietary Rights which do not include a valid claim included in an issued patent on a Product by Product and country by country basis, and (ii) for a period of [
             ] from the first commercial sale, a royalty of [           ] of Net
          Sales on a country by country basis of a Medicinal Compound.

     (c) Notwithstanding Subsection (a) above, (i) if Sugen is also required to pay royalties in order to manufacture, have manufactured, use or sell any Product to either MPI or NYU or HSC, the royalties payable to Yissum pursuant to

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 9.

          Subsection (a) hereof shall be [                       ] and (ii) if
          Sugen is required to pay such royalties to any two of
          MPI, NYU and HSC the royalties payable to Yissum under Subsection (a)
          hereof shall be [                      ]

     (d) No royalties shall be payable on any Net Sales between Sugen and an Affiliate of Sugen, but royalties shall be payable on the subsequent resale of the Product.

     (e)  Within [               ] following receipt by Sugen or a sublicensee
          of final regulatory approval in the United States of America to market a Product, Sugen shall pay Yissum for such Product the greater of
          (i) [
                                ] or (ii) [

                                                                           ]  In
          any event, Yissum shall receive a minimum of [         ] upon the
          final regulatory approval in the United States of America to market each Product, whether such Product shall be marketed by Sugen or a sublicensee; PROVIDED, however, that Yissum agrees that it shall not receive more than one such payment for the final regulatory approval in the United States of America to market any Product including any modification of a Product.

     (f) Notwithstanding any other provision in this Agreement, the Company shall only be required to pay one royalty in respect to the Net Sales of a Product; and notwithstanding Subsection 7(e), the Company shall only be required to make one payment for receipt of final regulatory approval in the United States to market a Product no matter how many indications may ultimately be approved for the Product.

     (g)  Every [            ] commencing from the date of the first commercial
          sale, Sugen shall furnish Yissum with a [         ] report
          (hereinafter referred to as "the Periodic Report") detailing the total sales effected during the Reporting Period and the total royalties due to Yissum in respect of that period. The Periodic
          Report shall be submitted [                                   ] after
          the end of the Reporting Period.

     (h) The Periodic Reports shall contain full particulars of all sales made by the Company or by sublicensees insofar as sublicenses have been granted as provided herein, including sales broken down according to countries, a breakdown of the number of Products sold, discounts, returns, the currency in which the sales were made, invoice date and all other relevant information enabling the royalties payable to be determined.

     (i) On the date prescribed for submission of each Periodic Report, Sugen shall pay the royalties due to Yissum in accordance with the report. Any such royalties relating to transactions in foreign currencies shall be converted into United States dollars based on the closing buying rate of the Citibank, N.A. of New York applicable to transactions for the particular currency on the last business day of

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 10.

          the period for which such royalty is due. The royalties shall be computed in United States dollars and paid in Israeli shekels based on the closing buying rate of Citibank, N.A. of New York on the date of actual payment of the royalties, and if no such rate is published as aforesaid, based on the first sale rate published thereafter. Payment
          of Value Added Tax (if charged) shall be [        ] each payment in
          accordance with the statutory rate then in force.

     (j)  Sugen shall maintain, and shall require all of its sublicensees to
          maintain for a period of [         ] after the end of the calendar
          year to which they relate, true and complete books of account consistent with standard accounting practice containing an accurate record of all data necessary for the proper computation of all payments due to Yissum under the terms of this Agreement.

     (k) Yissum shall have the right, through a nationally recognized firm of independent certified public accountants, to examine the books referred to in Subsection (i) (not more than once in any calendar year) within two calendar years after the end of the calendar year to which they relate for the purpose of verifying the payments due to Yissum under the terms of this Agreement. Any such examination shall be made during normal business hours at the place where the records are regularly kept. Yissum agrees that the information furnished to it as a result of any such examination shall be limited to a statement by such firm of certified public accountants to the effect that they have reviewed such books of account and that the amounts of the payments due under the terms of this Agreement are in conformity with such books of account and the applicable provisions of this Agreement, or setting forth any required adjustment. The fees and expenses of such examination shall be borne by Yissum; PROVIDED, HOWEVER, that if
          such examination reveals an underpayment of more than [           ]
          for any period, Sugen shall promptly reimburse Yissum for such reasonable fees and expenses. Any such accountants shall be required to keep all information derived from such examination confidential. Nothing in this Subsection shall impair the obligation of Sugen to pay the full amount of all royalties due under this Agreement.

     (l) Any sum of money which one party hereto is liable to pay the other which is not duly paid shall bear interest from the due date for
          payment until the actual date of payment at the [                ]
          for the time being prevailing as set by the London Interbank offering rate.

     (m) The provisions of this section are fundamental terms of the Agreement and the breach thereof shall constitute a fundamental breach of the Agreement.

                                    []=CONFIDENTIAL TREATMENT REQUESTED


                                11.

DEVELOPMENT AND COMMERCIALIZATION

8. (a) Sugen or its sublicensees shall use reasonable diligence consistent with prudent commercial practices to evaluate the results of the Research and any commercial opportunities with regard to Products arising therefrom.

     (b) Sugen shall provide Yissum annually with written reports on any material activities and actions undertaken by Sugen to develop and commercialize a Product.

     (c) Upon expiration of the Research Period or termination of the Agreement pursuant to Section 15 (other than because of a material breach or default by Sugen), Sugen shall provide to Yissum in writing a list of the compounds that it believes show promise in the Field (the "Listed Compounds"), together with a Termination Notice in the form attached hereto as EXHIBIT A. Sugen shall thereby maintain all rights under the License to the Listed Compounds and any modifications, analogs or derivatives thereof, and the License shall terminate with respect to all other HUJ Compounds covered by Proprietary Rights.

     (d)  If Sugen or its sublicensee has not initiated clinical trials with
          respect to [                       ] of the Listed Compounds (or a
          modification, analog or derivative thereof) within [          ] from
          such expiration or termination, the License shall terminate with respect to all the Listed Compounds. Similarly, if Sugen or its sublicensee has not initiated clinical trials with respect to [
             ] of the Listed Compounds (or modifications, analogs or derivatives
          thereof) within [           ] from such expiration, the License shall
          terminate with respect to the Listed Compounds other than the Listed Compound (and its modifications, analogs and derivatives) with respect to which clinical trials had been initiated within the required [
              ] time period. If any of the Listed Compounds should be covered by a valid claim of an issued patent or by a claim in any pending
          patent application filed not later than [           ] after
          expiration of the Research Period, Sugen shall have exclusive rights for use in the Field to all other compounds covered by such patent or patent application so long as it maintains rights to the Listed Compounds. Sugen shall also have exclusive rights for use in the Field to all other compounds covered by such patent or patent applications so long as it maintains rights to the Listed Compounds. Sugen agrees to inform Yissum at any time that it no longer believes that a Listed Compound shows promise in the Field and to terminate the License with respect to such Listed Compound.

OWNERSHIP

9. It is expressly agreed between the parties that all rights in the Research and the Proprietary Rights shall be solely owned by Yissum but licensed to Sugen as set forth in this Agreement, except to the extent that any Proprietary Rights are the joint invention of Sugen and Yissum and/or a Related Institution in which case such Proprietary Rights shall be jointly owned as determined in accordance with the patent laws of the United

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                12.

     States of America. Sugen shall take reasonable steps to provide full force to Yissum's rights as aforesaid. Notwithstanding anything to the contrary contained herein, it is expressly agreed between the parties that all rights in and to Medicinal Compounds shall be solely owned by Sugen.

PATENTS

10. (a) Yissum will cause the University and any Related Institution to provide prompt and full disclosure to Sugen in writing of any inventions made during the Research Period and/or in the course of and/or based on or which arises from performance of the Research which may constitute the basis for potential patents. Should patents be appropriate therein, Sugen agrees to apply for patents in the United States, Israel, Japan, the European Community and Canada and to comply with all requirements for their prosecution in respect of appropriate HUJ Compounds included in Proprietary Rights and/or resulting from or based on the Research. Sugen shall determine the world wide patent strategy in consultation with Yissum and agrees to keep Yissum adequately informed as to the status of such strategy and any patent applications. Notwithstanding the foregoing, Yissum may at its sole decision appoint its own patent counsel to prepare the patents in Israel as long as such counsel is supervised by and cooperates fully with Sugen's patent counsel, and Yissum provides promptly to Sugen all relevant materials and communications that it may receive from such Israeli counsel.

     (b) The parties shall consult and make every effort to reach agreement in all respects relating to the manner of making patent applications and their prosecution, including the time of making the applications, the countries where applications will be made and all other particulars relating to patent prosecution. Sugen shall act diligently in filing and prosecuting all patent applications that the parties agree shall be filed. Nevertheless, Sugen in its discretion may determine that it should not continue the prosecution of any patent application in a particular country, in which event it shall so notify Yissum in writing and Yissum may then continue the prosecution solely for its own account and at its expense and Sugen shall have no further rights with respect to any patent that may issue in the particular country as the result of the continued prosecution.

     (c) Each patent application shall be made and prosecuted at Sugen's expense in the name of the inventors and on behalf of Yissum.

     (d) Notwithstanding the foregoing, Yissum shall have no obligation that patents or patent applications will indeed be made and/or registered and/or registrable in respect of the Proprietary Rights and/or Product and/or any part thereof, nor that

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                  13.

          any patent that actually issues will afford due protection against any third party. Nothing in this Agreement or Appendix A shall constitute confirmation and/or a representation by Yissum in connection with [
                                      ] of any of the Patent Rights, and [



                                ]

     (e) The parties shall assist each other in all respects relating to the preparation of documents for the registration of a patent or any patent-related right forthwith upon the other's request, and Yissum shall cause the University and any Related Institution to assist Sugen in assembling inventorship information and data for filing and prosecution of patent applications as aforesaid.

     (f) In the event a party to this Agreement acquires information that a third party is infringing one or more of the Patent Rights, the party acquiring such information shall promptly notify the other party to the Agreement in writing of such infringement.

     (g)  In the event of an infringement of a Patent Right, [     ] shall be
          privileged but not required to bring suit against the infringer.  The
          expenses of such suit or suits that [     ] elects to bring, including
          any reasonable expenses of [      ] and/or the University incurred in
          conjunction with the prosecution of such suit or the settlement
          thereof, shall be paid for entirely by [     ] and [     ] shall hold
          [       ] and/or the University free, clear and harmless from and
          against any and all costs of such litigation, [
                ]  In the event [     ] exercises the right to sue herein
          conferred, it shall have the right to first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including [
                                                                  ] and if after
          such reimbursement, any funds shall remain from said recovery, [     ]
          shall promptly pay to [      ] an amount equal to [              ] of
          such remainder and [     ] shall be entitled to receive and retain the
          balance of the remainder of such recovery.  If [     ] does not bring
          suit against said infringer pursuant to this Subsection 10(g) or has not commenced negotiations with said infringer for discontinuance of said infringement within ninety days after receipt of such notice, [
            ] shall have the right, but shall not be obligated, to bring suit
          for such infringement and to join [       ] as a party plaintiff.  The
          expenses of such suit or suits that [      ] elects to bring,
          including any reasonable expenses of [     ] incurred in conjunction
          with the prosecution of such suit or the settlement thereof, shall be
          paid for entirely by [      ] and [      ] shall hold [     ] free,
          clear and harmless from and against any and all costs and expenses of
          such litigation, [                                           ]  If [
           ] has commenced negotiations with an alleged infringer of the Patent
          Right for discontinuance of such infringement within such ninety-day
          period, [     ] shall have an additional ninety days from the
          termination of such initial ninety-day period to conclude its
          negotiations before [      ] may bring suit for such

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 13.

          infringement. In the event [    ] brings suit for infringement
          of any Patent Right, [        ] shall have the right to
          first reimburse itself out of any sums recovered in such
          suit or settlement thereof for all costs and expenses of
          every kind and character, [
                             ] any funds shall remain from said recovery, [  ]
          shall promptly pay to [     ] an amount equal to [              ] of
          such remainder and [      ] shall be entitled to receive and retain
          the balance of the remainder of such recovery.  [     ] agrees to
          cooperate fully with [      ] at the request of [      ], including by
          giving testimony and producing documents lawfully requested, in the
          prosecution of any suit by [      ] for infringement of a Patent
          Right; PROVIDED, HOWEVER, that [      ] shall pay all reasonable
          expenses [                                                ] incurred
          by [     ] in connection with such cooperation.  [      ] shall, and
          shall [
                                                    ] cooperate fully with [   ]
          at the request of [     ], including by giving testimony and
          producing documents lawfully requested, in the prosecution of any suit
          by [     ] for infringement of a Patent Right; PROVIDED, HOWEVER, that
          [     ] shall pay all reasonable expenses [                         ]
          incurred by [      ] in connection with such cooperation.

     (h) Sugen agrees to pay to Yissum the sums paid by Yissum in regard to the filing and execution costs relating to the Patent/s detailed in Appendix A so long as such Patent/s are not included in the agreement effective September 23, 1993, between the parties; provided, however
          that such sums shall not exceed [       ] The payment shall be paid to
          Yissum within 30 days from the execution of this Agreement. In addition, Sugen will pay any further expenses reasonably incurred regarding the patents and patent applications listed in Appendix A after the Effective Date, provided Sugen will only be required to pay such further expenses that are first authorized in writing by Sugen.

     (i) The provisions of this section are fundamental provisions of the Agreement, the breach thereof constituting a fundamental breach of the Agreement if not cured by the Company within sixty days of receipt of written notice of any such default.

CONFIDENTIALITY

11. (a) Sugen and Yissum each agree that, during the term of this Agreement and subsequent thereto, they shall maintain in confidence, and Yissum shall cause the Researcher, the University, any Related Institution and their employees to maintain in confidence, all information, details and data which is in and/or comes to their knowledge and/or that of their employees, representatives and/or any person acting on their behalf relating to the Research, the Proprietary Rights, any Product, any Medicinal Compound, Yissum, the University, Sugen, their researchers and employees. The parties agree not to convey or disclose any such confidential information, and Yissum shall cause the Researcher, the University, any Related Institution and their employees not to convey or disclose any such

                                    []=CONFIDENTIAL TREATMENT REQUESTED


                               15.

          confidential information, to any entity or person that is not bound by a written agreement of confidentiality except as may be required for any regulatory agency filing or otherwise as required by law or as otherwise necessary for performance (or enjoyment of rights) under this Agreement. (b) The obligation contained in this section shall not apply to information which is in the public domain as at the date hereof or to information which hereafter comes into the public domain, unless Sugen or Yissum breaches its obligations pursuant to this Agreement as a result whereof the information comes into the public domain.

     (c) Sugen and Yissum may disclose details and information to their employees, consultants and sublicensees as necessary for the performance of their obligations pursuant to this Agreement, PROVIDED, HOWEVER, that any such employee, consultant or sublicensee is bound in writing to maintain the confidentiality of such details and information.

     (d) Without prejudice to the foregoing, the Company and its sublicensees shall not mention the University's name in connection with this Agreement in any public disclosure without obtaining Yissum's prior written consent, which consent shall not be unreasonably withheld, or as may be required by applicable law. The Company shall further procure that any entity connected with and subordinate to it shall not mention the University's name in any public disclosure as aforesaid.

     (e) Yissum shall cause the University's and any Related Institution's researchers, employees and/or any other person involved in or otherwise privy to the Research or the Proprietary Rights to execute an agreement in writing for the maintenance of confidentiality. At the request of Sugen, Yissum shall provide to Sugen a copy of any such agreement.

     (f) The breach of this section, including the subsections hereof, by any person or entity other than Yissum or Sugen shall not be deemed a breach of the Agreement if [
                                                                     ]

     (g) Expiration or termination of this Agreement shall not release either party from its obligations pursuant to this section.

     (h) The provisions of this section are fundamental provisions of the Agreement and their breach shall constitute a fundamental breach of the Agreement.

     (i) In order to insure the confidentiality of proprietary compounds, Yissum will cause the University, any Related Institution and the Researcher not to transfer any HUJ Compound to any third party unless Sugen is first informed in writing of the proposed transfer, is given a detailed description of the compound desired to be transferred and the transferee, and Sugen has not stated in writing within thirty

                                    []=CONFIDENTIAL TREATMENT REQUESTED


                                      16.

          days after receipt of such notice that it has an interest in such compound. If Sugen states that it does have an interest in the compound, no transfer will be made and Sugen will have six months thereafter to determine the extent of its interest and whether it should continue to be held in confidence. Under no circumstances will Yissum allow the University, any Related Institution or the Researcher to transfer any Medicinal Compound to any third party without the express written consent of Sugen. In any event, transfer of a proprietary compound (whether an HUJ Compound or a Medicinal Compound) to a third party, if at all, shall only be made pursuant to a Materials Transfer Agreement signed by the third party and in form satisfactory to Sugen.

PUBLICATIONS

12. (a) Yissum shall ensure that prior to submission for publication of a manuscript or abstract or any oral presentation at any scientific or similar meeting describing any aspect of the Research or its results or any HUJ Compound or Medicinal Compound, the University, any Related Institution and/or their students and employees including the Researcher shall send Sugen a copy of the manuscript or abstract to be submitted or outline of an oral presentation and shall allow Sugen
          [           ] from the receipt by Sugen of such mailing to determine
          whether the manuscript, abstract, outline or presentation contains subject matter for which patent protection should be sought prior to publication thereof or which is otherwise confidential. Should Sugen believe the subject matter of the manuscript, abstract, outline or presentation contains a patentable invention or otherwise contains confidential information, then, prior to the expiration of such
          [       ] period, Sugen shall give written notification to Yissum and the author (if reasonably available) of its determination that such manuscript, abstract, outline or presentation contains patentable subject matter for which patent protection should be sought or otherwise contains confidential information.

     (b)  After the expiration of such [               ] period, unless Yissum
          has received the written notice specified above from Sugen, Yissum, the University and the Researcher shall be free to submit or to allow the University's students and employees to submit such manuscript, abstract, outline or presentation for publication in any manner consistent with academic standards.

     (c) Upon receipt of such written notice from Sugen, Yissum, the University, any Related Institution, the Researcher and the University's and any Related Institution's students and employees will thereafter delay submission of the manuscript, abstract, outline or
          presentation for an additional period of [              ] to permit
          the preparation and filing, in accordance with Section 10 hereof, of a patent application on the subject matter to be disclosed in such manuscript, abstract, outline or presentation. After expiration of
          such [          ] period, or the filing of a patent application on
          each such invention, whichever shall occur first, Yissum, the University and the Researcher and the University's students and employees shall be free to submit the manuscript, abstract, outline or presentation

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                  17.

          and to publish the disclosed results. In no event, however, will the chemical structure of any compound of interest to Sugen be made public before it is published in a patent application unless otherwise expressly approved by Sugen in writing.

     (d) The provisions of this section shall not prejudice any other right which Yissum or Sugen has pursuant to this Agreement and at law.

MASTER AND SERVANT RELATIONSHIP

13. It is hereby agreed and declared between the parties that the parties shall act in all respects relating to this Agreement as independent contractors and there neither is nor shall be any master and servant or principal and agent relationship and/or partnership in the relationship between the Company and/or any or its employees and/or any person or entity connected with it on the one hand and Yissum on the other hand.

LIABILITY AND INDEMNITY

14. (a) Sugen shall, subject to the provisions of Section 14(b), indemnify, defend and hold harmless Yissum and the University and its employees, students and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed on the Indemnitees in connection with any claims, suits, actions, demands or judgments (i) arising out of the production, manufacture, sale, use in commerce or in human clinical trials, lease or promotion by Sugen or any Affiliate or sublicensee of Sugen under the License, of any Product, relating to, or developed pursuant to, this Agreement or (ii) arising out of any other activities to be carried out by Sugen, or any sublicensee under the License, pursuant to this Agreement.

     (b) Sugen's indemnification obligation under Section 14(a)(i) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees. Sugen's indemnification obligation under Section 14(a)(ii) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities of any Indemnitee.

     (c) Sugen agrees, at its own expense, to defend against any actions brought or filed against any Indemnitee with respect to the subject of indemnity to which such Indemnitee is entitled hereunder whether or not such actions are rightfully brought.

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                18.

TERMINATION OF THE AGREEMENT

15.  (a)  (i)  Prior to September 30, 1994  Sugen maintains the right to reduce the scope of the Research on terms and conditions which will be approved by Yissum, and/or to cancel it on condition that Sugen gives
          written notice to Yissum at least [       ] in advance.  After
          September 30, 1994 the Company maintains the right to reduce the scope of the Research, and/or to cancel it on condition that Sugen shall give written notice to Yissum at least 120 days in advance. If Sugen decides to reduce the scope of the Research, the payment shall be reduced in accordance with and in consideration of the obligations incurred by Yissum that are not able to be canceled. In addition, if the Researcher should at any time no longer be the active leader of the Research at the University and he is not replaced by another individual satisfactory to Sugen in its sole discretion, Sugen may reduce the scope of or cancel the Research if it gives written notice to Yissum at least thirty days in advance.

          (ii) Should Sugen decide to cancel the Research, Sugen shall pay to Yissum all reasonable expenses incurred by the Research, and in accordance with the Work Plan, prior to the date of notice of
          cancellation and, in addition, up to [        ] of further expenses
          arising from the Research, in accordance with the Work Plan and irrevocably committed but not yet paid as of the date of notice of cancellation, against invoices presented, until the date of cancellation.

          (iii) If termination is effected under this Section 15(a), right, title and interest in the Proprietary Rights shall be governed by
          Section 8(c).

     (b) Unless terminated pursuant to Section 15(c) below, this Agreement shall expire upon the expiration of the royalty term of the License in all countries for all Products as set forth in Section 5 hereof.

     (c) At any time prior to the expiration of this Agreement, either Yissum or Sugen may terminate this Agreement forthwith for cause by the other party, as "cause" is described below, by giving written notice to the other party. "Cause" for termination of this Agreement by Sugen shall be deemed to exist (i) [


                                        ]  or (ii) [



              ] during the Research Period prior to the date of [
                                                                             ]
          during each year during the Research Period or [
                                                                               ]
          "Cause" for termination of this Agreement by Yissum shall be deemed to exist if [


                                           ]

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 19.

          In addition, "Cause" for termination by one party of this Agreement shall be deemed to exist if, with respect to the other party:

          (A) (I) a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be instituted by such party, or such party shall consent to the entry of an order for relief in an involuntary case under any such law; (II) a general assignment for the benefit of creditors shall be made by such party;
          (III) such party shall consent to the appointment of or possession by a receiver, liquidator, trustee, custodian, sequestrator or similar official of such party or of any substantial part of its property; or
          (IV) such party shall adopt a board resolution in furtherance of any of the foregoing actions specified in this Subsection (A); or

          (B) a decree or order for relief by a court of competent jurisdiction shall be entered in respect of such party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, trustee, sequestrator or other similar official of such party or of any substantial part winding up or liquidation of its affairs, and any such decree or order shall remain unstayed or undischarged and in effect for a period of sixty days.

          If any act or omission by any sublicensee under the License (including any further sublicensee thereunder) shall cause Sugen to be in breach or default in the performance of observance or any of the provisions of this Agreement and such Sublicense is terminated, then notwithstanding anything to the contrary contained in this Agreement, Yissum shall not have the right to terminate this Agreement for any such breach or default.

     (d)  If Sugen shall terminate this Agreement for Cause, [



                ]  If Yissum shall terminate this Agreement for Cause, [


                                                      ]  If Yissum shall
          terminate this Agreement for Cause, [





                                     ] on the terms and conditions of this
          Agreement in connection with any continued or further use of such intellectual property or such Medicinal Compounds by Sugen.

     (e) Termination of this Agreement shall not relieve either party of any obligation to the other party which it was liable to perform prior to the Agreement's termination. In addition, if termination shall be effected by Sugen for Cause, Sugen shall have the rights to all Proprietary Rights developed prior to such

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                 20.

          termination as set forth herein to the extent that Yissum may legally license such Proprietary Rights and in accordance with the conditions of such license grant.

     (f) Sections 5, 9 (third sentence beginning with "Notwithstanding anything to the contrary ..." and ending with "... shall be solely owned by Sugen" only), 10, 11, 12, 14 and 15 hereof shall survive and remain in full force and effect after any termination or expiration of this Agreement.

     (g) If this Agreement should terminate pursuant to Section 15(c) because of [

                              ] and it may not make any further use thereof.

     (h) Notwithstanding the foregoing, the end or termination of this Agreement shall not release Sugen or Yissum from the performance of any obligation which it was liable to perform prior to the Agreement's end or termination.

LAW

16. The provisions of this Agreement and everything concerning the relationship between the parties in accordance with this Agreement shall be governed by law of England and Wales.

ARBITRATION

17. (a) All differences and disputes arising, if at all, between the parties to this Agreement in connection with the Agreement and/or its interpretation and/or its performance and/or breach, with everything relating thereto and deriving therefrom, shall be referred for the decision of a single arbitrator, who shall be appointed by agreement between the parties.

     (b) Should the parties not reach agreement as to the arbitrator's identity, the arbitrator shall be appointed in accordance with the Commercial Arbitration rules of the International Chamber of Commerce on the application of either of the parties.

     (c) The arbitration shall be held in London, England. The arbitrator shall be released from the civil procedure and laws of evidence but shall be bound by the substantive law of England and be liable to give grounds for his decision.

     (d)  The arbitrator's decision shall be final and bind the parties.

     (e) The parties' execution of this Agreement shall constitute the execution of an arbitration deed.

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                21.

MISCELLANEOUS

18. (a) Neither Sugen nor Yissum may assign this Agreement or its rights and duties pursuant to this Agreement to another except as set forth herein without obtaining the other party's prior written consent; PROVIDED, HOWEVER, that either party may assign this Agreement or its rights and duties hereunder to any successor by full merger or pursuant to the sale of substantially all of its property and assets.

     (b) The failure or delay of a party to the Agreement to claim the performance of an obligation of the other party shall not be deemed a waiver of the performance of such obligation.

     (c) Each party shall bear its own legal expenses involved in the making of this Agreement.

     (d) The headings to the sections in this Agreement are for the sake of convenience only and shall not serve in the Agreement's interpretation.

     (e) This Agreement constitutes a full and complete agreement between the parties and may only be waived or amended by a document signed by both parties. The term "Agreement" as used in this Agreement and all other instruments and agreements executed hereunder shall for all purposes refer to the Agreement as amended and restated as of the date first above written.

     (f) This Agreement may be executed separately in counterparts, all of which together shall constitute one original.

     (g) For the avoidance of doubt Yissum and Sugen agree that it is in the best interests of Yissum and Sugen to keep the work the Researcher does under the auspices of the University separate from the work done for Sugen related to the Researcher's employment by Sugen. Such work related to the Researcher's employment for Sugen shall not be included in the license granted herein and shall belong solely to Sugen as provided in any agreement between the Researcher and Sugen.

     (h) Also for the avoidance of doubt, Yissum and Sugen agree that if a compound should be covered by both this Agreement and their prior agreement effective the 23rd day of September 1993 (as amended and restated March 27, 1995), the compound shall be considered to be covered by the said prior agreement rather than by this Agreement.

     (i) Sugen hereby represents and warrants to Yissum that the execution and delivery of this Agreement have been duly authorized by all requisite action on the part of Sugen. Yissum hereby represents and warrants to Sugen that the execution and

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                   22.

          delivery of this Agreement have been duly authorized by all requisite action on the part of Yissum.

NOTICES

19. All notices and communications pursuant to this Agreement shall be made in writing and sent by registered mail or internationally recognized air courier service to or served at the following addresses:

     Yissum: Yissum Research Development Company of the Hebrew University of Jerusalem, POB 4279 Jerusalem, Israel.

     Sugen:    SUGEN, INC., 515 Galveston Drive, Redwood City, CA  94063-4720
               USA

     or such other address furnished in writing by one party to the other. Any notice sent as aforesaid shall be deemed to have been received four days after being posted by registered mail or internationally recognized air courier service or one day after personal service, as the case may be.
     AS WITNESS THE HANDS OF THE PARTIES

     Agreed and Accepted:

     YISSUM RESEARCH DEVELOPMENT
     COMPANY OF THE HEBREW UNIVERSITY
     OF JERUSALEM



     By:       /s/ Uri Litvin
        ---------------------------------
          Name:  Uri Litvin
          Title:  Managing Director

     SUGEN, INC.



     By:       /s/ James L. Tyree
        --------------------------------
          Name:
          Title:

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                    23.

                                    EXHIBIT A

                           FORM OF TERMINATION NOTICE


     YISSUM RESEARCH DEVELOPMENT COMPANY
     OF THE HEBREW UNIVERSITY OF JERUSALEM
     of 46 Jabotinsky Street, Jerusalem

                         (hereinafter "Yissum"),
and

     SUGEN, INC.
     of 515 Galveston Drive, Redwood City, California, U.S.A.

                         (hereinafter "SUGEN"),

WHEREAS

     Yissum and SUGEN are parties to an Amended and Restated Research and License Agreement "Psoriasis" effective January 1, 1994, as amended and restated January 5, 1996 (the "Research Agreement").

WHEREAS,

     [On __________, the Research Period under the Research Agreement ended;]

or

     [On __________, the Research Agreement was terminated.]

     NOW, THEREFORE, it is hereby declared and agreed between the parties, intending to be legally bound, as follows:

1. The definitions and references to the Research Agreement in the above introduction are an integral part of this Notice. All capitalized terms not defined herein shall have the same meaning as in the Research Agreement.

2. Yissum hereby acknowledges that all its right, title and interest in the Proprietary Rights related to the Listed Compounds listed on Appendix I hereto and any modifications, analogs or derivatives thereof (the "Technology") are subject to the terms of the Research Agreement.

3. SUGEN hereby assigns to Yissum all its right, title and interest in the Proprietary Rights related to the HUJ Compounds not included within the Technology. From the date of the signing of this Notice, Yissum shall be independently entitled to take any action

                                    []=CONFIDENTIAL TREATMENT REQUESTED

                                   24.

     regarding the HUJ Compounds not
     included within the Technology, including to sell, license or effect any other disposition thereof and SUGEN shall not have any other rights to such compounds.

4. SUGEN shall perform all the necessary actions in order to effect the transfer of rights in the Proprietary Rights to the HUJ Compounds not included within the Technology, and shall sign the documents necessary to effect the transfer including the patent assignment documents appropriate for each involved country and any additional document required to implement the said transfer and assignment. Yissum shall be responsible for all legal and governmental fees associated with the preparation, filing and/or recording of said assignments and documents.

5. The parties further agree that, if it should be determined that any of the Proprietary Rights with respect to the Technology in the case of SUGEN or the HUJ Compounds not included within the Technology in the case of Yissum are dominant to any of the Proprietary Rights of the other party hereto, it does grant an exclusive license to the other party (with right to sublicense) to practice any such dominant Proprietary Rights for the sole and limited purpose of practicing the Proprietary Rights as otherwise set forth herein.

6. All notices and communications pursuant to this Notice shall be made in writing by registered mail such as international Federal Express or such other courier service providing a written record of such mailing and its receipt, and shall be deemed to have been received by the receiving party 96 hours after being posted, unless the written record provided for herein establishes that delivery was not made until a later date.

7. The provisions of this Notice and everything concerning the relationship between the parties in accordance with this Notice shall be governed by law of England and Wales.


Dated: ___________________

Yissum Research Development Company          SUGEN, Inc.
of the Hebrew University of Jerusalem


By:  _____________________              By:  _____________________
     Name:                              Name:
     Title:                             Title:

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                              25.

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                                   APPENDIX A


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                             PSORIASIS - APPENDIX C


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